EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO, and CFO, respectively, of Presidio Property Trust, Inc. (the "Company") that, to the best of their knowledge:

(i)

the Annual Report for the year ended December 31, 2025 of the Company on Form 10-K (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(i)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: March 27, 2026	By:	/s/ Jack K. Heilbron
Jack K. Heilbron, Chief Executive Officer (Principal Executive Officer)

Date: March 27, 2026	By:	/s/ Ed Bentzen
Ed Bentzen, Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.